Exhibit 99.1

FOR IMMEDIATE RELEASE

STERLING CONSTRUCTION COMPANY NAMES JOSEPH CUTILLO PRESIDENT

THE WOODLANDS, TX — February 14, 2017 — Sterling Construction Company, Inc. (NasdaqGS: STRL) (“Sterling” or “the Company”) today announced that as part of its management development and succession planning process, the Board of Directors has elected Joseph A. Cutillo to the position of President, reporting to Paul Varello, Sterling’s Chief Executive Officer, effective immediately. Mr. Cutillo had previously served as Sterling’s Executive Vice President Chief Business Development Officer.

Mr. Cutillo has nearly 30 years of executive management experience and a deep understanding of emerging opportunities in heavy civil construction, industrial, and adjacent markets. Prior to joining Sterling in October of 2015, he was President and Chief Executive Officer of Inland Pipe Rehabilitation LLC (IPR) from 2008 to 2015, over which time he grew the business from a start-up acquisition to the second largest trenchless rehabilitation pipe business in the U.S. From 2005 to 2008, Mr. Cutillo served as Division President at CONTECH Engineered Solutions. Prior to CONTECH, Mr. Cutillo held a series of increasingly responsible management roles at Ingersoll-Rand (NYSE: IR) and General Electric Corporation (NYSE: GE). He earned a Bachelor of Science degree in Mechanical Engineering from Northeastern University.

Sterling CEO, Paul Varello commented, “Joe is an extremely capable and experienced executive. Over the past seventeen months, he has impressed me with his leadership style and his willingness to tackle every assignment given him. His leadership of our business development and strategic planning efforts has helped our business units to win new, higher margin work and positioned our Company for strategic growth and increased profitability in 2017 and beyond. In his new role as President, Joe will be responsible for driving continued improvements in our operating performance, particularly in Texas, and will lead our strategic growth initiatives.”

Milton Scott, Chairman of Sterling’s Board of Directors, stated, “We look forward to working with Joe in his new role as President as we move into the next phase of our growth. We have been very impressed by his contributions to Sterling’s improved performance to date, and we are highly confident that with greater leadership responsibilities, he will be even more impactful on our return to more consistent profitability.”

Mr. Scott continued, “The Board and I would also like to thank Paul for stepping into the CEO position in February of 2015 in order to plan and execute the turnaround that is currently underway. His extensive background in the engineering and construction industry, coupled with his tireless effort and boundless energy, saw Sterling through some significant challenges and we are grateful for his continued commitment to our Company and our shareholders.”

Sterling is a leading heavy civil construction company that specializes in the building and reconstruction of transportation and water infrastructure projects in Texas, Utah, Nevada, Colorado, Arizona, California, Hawaii, and other states in which there are construction opportunities. Its transportation infrastructure projects include highways, roads, bridges, airfields, ports and light rail. Its water infrastructure projects include water, wastewater and storm drainage systems.

This press release includes certain statements that fall within the definition of “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties, including overall economic and market conditions, federal, state and local government funding, competitors’ and customers’ actions, and weather conditions, which could cause actual results to differ materially from those anticipated, including those risks identified in the Company’s filings with the Securities and Exchange Commission. Accordingly, such statements should be considered in light of these risks. Any prediction by the Company is only a statement of management’s belief at the time the prediction is made. There can be no assurance that any prediction once made will continue thereafter to reflect management’s belief, and the Company does not undertake to update publicly its predictions or to make voluntary additional disclosures of nonpublic information, whether as a result of new information, future events or otherwise.

Contact: Sterling Construction Company, Inc. Jennifer Maxwell, Director of Investor Relations 281-951-3560	Investor Relations Counsel: The Equity Group, Inc. Fred Buonocore, CFA 212-836-9607 Kevin Towle 212-836-9620